UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/31/2005

CELLSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1730 Briercroft Court, Carrollton, Texas 75006
(Address of Principal Executive Offices, Including Zip Code)

(972)466-5000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Effective May 31, 2005, CellStar Corporation (the "Company") obtained a waiver (the "Waiver") from the lenders under its domestic revolving credit facility (the "Facility") related to the Company's failure to file with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended November 30, 2004 (the "Form 10-K"), by its extended filing date of March 1, 2005, and its Quarterly Report on Form 10-Q for the period ended February 28, 2005 (the "Form 10-Q"), by its extended filing date of April 18, 2005, and the Company's failure to cause its independent public accountants to deliver a letter (the "Audit Letter") to the trustee pursuant to the Company's indenture (the "Indenture") for its 12% Senior Subordinated Notes due January 2007 (the "Subordinated Notes") confirming that their audit examination included a review of the terms of the Indenture and stating whether any default or event of default had come to their attention as required pursuant to the Indenture. In each case, an event of default (the "Existing Events of Default") would have resulted under the Facility. The lenders under the Facility had previously waived each of the Existing Events of Default, provided that, among other things, the Company file its Form 10-K and Form 10-Q and deliver the Audit Letter on or prior to May 31, 2005, pursuant to the Thirteenth Amendment and Waiver dated as of May 13, 2005 (the "Previous Waiver"). The Company was unable to file its Form 10-K or Form 10-Q or deliver the Audit Letter on or before May 31, 2005; thus the Previous Waiver is of no further force or effect.

Pursuant to the Waiver, the lenders agreed to waive certain financial covenants for the quarters ended November 30, 2004, and February 28, 2005, and for the quarters ended prior to November 30, 2004, with which the Company would not have been in compliance due to the contemplated restatements of its financial statements. In addition, the lenders agreed to waive the following potential events of default: (i) the Company's failure to file with the Securities and Exchange Commission its Form 10-K and Form 10-Q by the extended filing dates of March 1, 2005, and April 18, 2005, respectively, and its failure to cause its independent public accountants to deliver the Audit Letter to the trustee pursuant to the Company's Indenture; (ii) the Company's failure to deliver to the lenders the audited financial statements of the Company and its subsidiaries for the fiscal year ended November 30, 2004, and (iii) the Company's failure to deliver to the lenders financial statements of the Company and its subsidiaries for the quarter ended February 28, 2005, pursuant to the Facility.

To be effective, the Waiver requires that (i) the Company must file its Form 10-K and Form 10-Q on or before July 15, 2005; (ii) the Company must deliver to the lenders financial statements for the fiscal year ended November 30, 2004, in substantially the form of the preliminary financial statements provided to the lenders, and financial statements for the quarter ended February 28, 2005, on or before July 15, 2005; and (iii) the holders of the Subordinated Notes, or the trustee on behalf of the holders of the Subordinated Notes, shall not exercise any remedies against the Company or any of its subsidiaries who are borrowers with respect to the failure to timely file the Form 10-K and Form 10-Q, and the failure to timely deliver the Audit Letter, other than giving notice of default pursuant to the Indenture.

The Waiver was executed by Wells Fargo Foothill, Inc., as agent and a lender, Fleet Capital Corporation, Textron Financial Corporation, and PNC National Bank Association, as lenders, and the Company and certain of its subsidiaries as borrowers, including CellStar, Ltd., National Auto Center, Inc., CellStar Financo, Inc., CellStar International Corporation/SA, CellStar Fulfillment, Inc., CellStar International Corporation/Asia, Audiomex Export Corp., NAC Holdings, Inc., CellStar Global Satellite Services, Ltd., and CellStar Fulfillment Ltd.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: June 01, 2005.	By:	/s/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Senior Vice President and General Counsel